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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in Registration Statements No. 333-42598, 333-42596 and 333-42594 of our report dated February 15, 2000 (which report expresses an unqualified opinion and includes an emphasis paragraph referring to the merger with Ontogeny, Inc. and Reprogensis, Inc. to form Curis, Inc.) relating to the consolidated financial statements of Curis, Inc. (formerly known as Creative BioMolecules, Inc.) appearing in the Annual Report on Form 10-K of Curis, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
Boston, Massachusetts

March 27, 2001